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                                                                   EXHIBIT 11.1


                  JENNIFER CONVERTIBLES INC. AND SUBSIDIARIES
               STATEMENT RE: COMPUTATION OF NET (LOSS) PER SHARE
       YEARS         ENDED AUGUST 31, 1996, AUGUST 26, 1995 AND AUGUST 27,
                     1994 (in thousands, except per share data)

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

                                      1996                   1995                   1994
                                           Fully                   Fully                   Fully
                               Primary    Diluted     Primary     Diluted     Primary     Diluted
                               -------    -------     -------     -------     -------     -------
Net (loss)                    ($6,023)    ($6,023)   ($12,068)   ($12,068)   ($14,617)   ($14,617)
                               ======      ======     =======     =======     =======     =======



Common shares outstanding       5,701       5,701       5,701       5,701       5,701       5,701
                               ======      ======     =======     =======     =======     =======

Net (loss) per common share    ($1.06)     ($1.06)     ($2.12)     ($2.12)     ($2.56)     ($2.56)
                               ======      ======     =======     =======     =======     =======

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